                                                                  EXHIBIT 10.24

                              FALCON SPACE LEASE

     WITNESS THE FOLLOWING INDENTURE entered into the 14th day of January, 1994, by and between ROBERT A. ROY, doing business under the name and style of ROY CONTINENTAL MILL, of Lewiston, County of Androscoggin, State of Maine (hereinafter called "OWNER"), and FALCON SHOE MFG. CO., a Maine corporation having a place of business in Lewiston, County of Androscoggin, State of Maine (hereinafter called "TENANT").

                                   ARTICLE I
                                   ---------

Premises
--------

     OWNER does lease, demise and let unto TENANT and TENANT does lease and take from OWNER, for the term and upon the terms and conditions set forth in this Indenture, the following described premises:

     The fourth and fifth floors of the Canal wing, each containing approximately 19,110 square feet, and all of the fourth floor of the Oxford Street wing, containing approximately 30,415 square feet, and the second floor of the Canal wing and the back room on the second floor on the riverside of the mill containing approximately 10,156 square feet, and the fourth floor of the Picker wing, so called, containing approximately 13,912 square feet, or a total of 111,813 square feet; all being situated in the Continental Mill building, so-called, near the intersection of Cedar and Oxford Streets in Lewiston, Maine (the "demised premises").

     Together with the non-exclusive use of the elevator situated at the southeasterly corner of the North wing, the non-exclusive use of the loading dock adjacent thereto and the non-exclusive use of the stairways located near the north wall of said North wing, provided that no more than four tenants, in addition to the TENANT and its affiliates shall be authorized to use the aforesaid elevator during the term hereof, also non-exclusive use of all elevators serving the premises as well as adjacent shipping docks.

                                   ARTICLE II
                                   ----------

Term
----

     To have and to hold the same for a term of five (5) years, commencing on the first day of April, 1994.
                                  ARTICLE III
                                  -----------


Rent
----

     The TENANT agrees to pay to the OWNER rental of One Million Eighty-four Thousand Five Hundred Sixty-six Dollars and Forty Cents ($1,084,566.40) for said term, payable in the manner following:

     Twelve equal monthly payments of $16,585.60 each in advance for the period April 1, 1994 through March 31, 1995; twelve equal monthly payments of $17,331.02 each in advance for the period April 1, 1995 through March 31, 1996; twelve equal monthly payments of $18,076.44 each in advance for the period April 1, 1996 through March 31, 1997; twelve equal monthly payments of $18,821.86 each in advance for the period April 1, 1997 through March 31, 1998; twelve equal monthly payments of $19,567.28 each in advance for the period April 1, 1998 and March 31, 1999.

     Any increases in the price of heating oil chargeable to the OWNER during the term hereof, over those prices in effect on December 1, 1980, shall be chargeable by the OWNER to the TENANT in proportion to the square footage leased by the TENANT as compared to the total square footage of the building in which the demised premises are situated.

                                 ARTICLE III-A
                                 -------------

     In addition to the base rental provided in Article III, Tenant shall pay to Owner twenty-four percent (24%) of the increase above the tax base year of 1980 in real estate taxes assessed by the City of Lewiston, Maine on the Continental Mill real estate, including both land and buildings for its proportionate share of said taxes. For the tax year 1993-1994, Tenant shall pay the sum of $4,560 in twelve monthly installments of $380. Thereafter, such share of real estate taxes shall be adjusted annually as said taxes change.

                                   ARTICLE IV
                                   ----------

Ownership
---------

     OWNER covenants that it has good and marketable title to the premises and full and complete right to lease and demise the same to the TENANT; excepting, however, that this lease in all its particulars shall, without further consent on the part of this TENANT, or any sublessees of this TENANT, be subordinated to any mortgages which may, from time to time, during the term hereof or any renewal hereof be given to any mortgages by the OWNER as security for monies or funds lent to the OWNER by such mortgagees; provided, however, that such mortgagees shall recognize this Lease and this TENANT for so long as this TENANT shall not be in default under the terms hereof.

                                   ARTICLE V
                                   ---------

Expiration and Condition
------------------------

     TENANT agrees that it will, at the expiration of said term, or any extension thereof, quit, surrender and deliver up the demised premises to the OWNER, its successors and assigns, or the attorney for it or its successors and assigns, peaceably and quietly, in good and reasonable repair, order and condition in all respects, reasonable wear and use thereof and inevitable accident thereto excepted, and will not make or suffer or permit others to commit any strip or waste thereof.

                                 ARTICLE VI
                                 ----------

Alterations, Additions and Improvements
---------------------------------------

     OWNER agrees that TENANT may, at its own expense, from time to time during the term hereof or any renewal thereof, make such changes in the interior of the demised premises as may be reasonably required for the full use and enjoyment thereof, PROVIDE ALWAYS, that no such change shall be made without the TENANT having first obtained the written approval of the OWNER, which approval shall not be unreasonable withheld; and OWNER further agrees that TENANT may, at its own expense, make structural alterations, additions, and changes in and to the demised premises, PROVIDED ALWAYS, that all such structural alterations, additions and changes shall preserve at least an equivalent intrinsic value and all of the same shall have been approved in writing by OWNER before the work of making any such structural alterations, additions, or changes is commenced, which approval shall not be unreasonably withheld; PROVIDED FURTHER, that the type, style and construction of any such alteration, addition, or change shall be similar to that of the original building. Except as hereinafter provided, any such alterations, additions, and changes which shall remain on the demised premises, at the termination of the Lease in accordance with any of the provisions hereof or at the end of the term of this Lease shall be considered as improvements to and become a part of the real estate of the OWNER, and (unless otherwise provided at the time written assent is given) TENANT shall have neither the right nor the obligation to remove the same or restore the demised premises to the condition in which they were originally.

     TENANT agrees that any such alterations, additions and changes will be made by TENANT, at its sole cost, risk, and expense in a first class, workmanlike manner in substantial compliance with all ordinances, rules and regulations of all governmental authorities having jurisdiction and in accordance with TENANT's plans and specifications which shall be finally approved by such governmental authorities, if plans and specifications for such work or any part thereof shall be required by any such ordinances, rules or regulations to be filed with or approved by any such governmental authorities. TENANT further agrees to indemnify and hold the OWNER forever free and harmless from and against any and all mechanics' and other liens arising from any such work and also from and against any and all claims for damage or alleged damage to and destruction of property and injury to and loss of life of persons which may result from any such work. The OWNER shall have the right to require the TENANT to prove the acquisition of reasonable types and amounts of liability insurance, performance bonds and payment bonds under the terms of this provision.

                                  ARTICLE VII
                                  -----------

Repairs and Maintenance, Arbitration
------------------------------------

     Except as otherwise provided in this Indenture, TENANT agrees that it will, at its own expense, provide all maintenance and make all interior repairs necessary to maintain the interior of the demised premises in as good order and repair at it is at the date of the commencement of this Lease, reasonable wear and tear and damage by accidental fire or other casualty excepted, specifically excepting exterior repairs, structural repairs, and repairs to the heating and plumbing systems, which excepted exterior repairs, structural repairs, and heating system repairs the OWNER agrees to make.

     The TENANT shall not be obligated to make any repair which is occasioned by defective materials or workmanship in the construction of the building or in the OWNER's improvements which may be required of the OWNER, and such repairs shall be made by the OWNER at its own expense. The OWNER shall during the term of this Lease and any renewals or extension thereof, keep the structural supports, the roof and exterior walls of the building including windows, doors and passageways from the lobby, street and parking areas leading to the leased property, and the adjacent sidewalks and entrance lobby, in good order and repair and free of snow, ice, rubbish and other obstructions. The OWNER shall maintain in good working order and repair all plumbing and toilet facilities below the floor level, the sprinkler system, and other fixtures and equipment installed for the general supply of hot and cold water, heat, and electricity. OWNER acknowledges his responsibility to arrange connections to the building from the street for electricity, water and sewer lines or pipes but not for the operational costs of such services.

     If OWNER, during the course of any examination of the condition of the demised premises, observes any condition of, on, or to the demised premises which reasonably should be repaired, maintained or corrected by the TENANT, in accordance with the provisions of this Article, OWNER may notify TENANT of said condition, in writing, requesting prompt remedying of said condition, and if TENANT, after thirty (30) days from the mailing of such notice, shall not have taken the necessary action to repair, maintain or correct the same, OWNER may proceed to have such condition corrected and all costs incurred by OWNER for such work, including reasonable charges by OWNER for time and expenses incurred by it as a result of TENANT's negligence or failure to act, shall be deemed to be in addition to rent due and payable by TENANT to OWNER and shall be paid by TENANT to OWNER, and TENANT hereby so agrees to do, promptly upon demand.

     If TENANT, observes any condition of, on, or to the building in which the demised premises is located or the demised premises which reasonably should be repaired, maintained or corrected by the OWNER, in accordance with the provisions of this Article, TENANT may notify OWNER of said condition, and if OWNER, after thirty (30) days from the mailing of such notice, shall not have taken the necessary action to repair, maintain, or correct the same, TENANT may proceed to have such condition corrected and all costs incurred by TENANT for such work, including reasonable charges by TENANT for time and expense incurred by it as a result of OWNER's negligence or failure to act shall be deducted from the rent due the OWNER from the TENANT and the OWNER hereby agrees to such deduction.

     Any dispute between the parties hereto involving repairs, rentals or any other matter shall be determined by three arbitrators, one of whom shall be designated by OWNER, one by TENANT, and a third by the two so designated, and the determination of said arbitrators or a majority of them shall be conclusive.

                                  ARTICLE VIII
                                  ------------

Fixtures and Equipment
----------------------

     Any trade fixtures, equipment and other property installed in or attached to the demised premises by and at the expense of TENANT shall remain the property of TENANT and OWNER agrees that TENANT shall have the right at any time and from time to time prior to the expiration of this Indenture or within a reasonable time thereafter to remove any and all of its such trade fixtures, equipment and other property which it may have stored or installed in the demised premises. TENANT agrees to repair any damage to the demised premises caused by the removal of any such property and to leave said premises in that condition existing on April 1,

1994, and/or as the same may have been put in since said date and/or as the same may be put in during the term hereof.

                                   ARTICLE IX
                                   ----------

Tenant as Owner's Attorney
--------------------------

     OWNER hereby appoints and constitutes TENANT as OWNER's true and lawful attorney-in-fact in the OWNER's name to apply for and secure from any governmental authority having jurisdiction thereover any permits or licenses which may be necessary in conjunction with the making of any alterations, additions, changes and repairs, and OWNER agrees, upon the request by TENANT, to execute or join in the execution of any application for such permits and licenses, all at the expense, however, of the TENANT.

                                   ARTICLE X
                                   ---------

Assignment and Subletting
-------------------------

     The TENANT agrees not to assign this Indenture or underlet said premises or any part thereof without first obtaining consent in writing of the OWNER which covenants not unreasonably to withhold its consent.

                                   ARTICLE XI
                                   ----------

Insurance
---------

     TENANT agrees that during the term hereof it will maintain such insurance against bodily injury and property damage, not less than $100,000 per person and $300,000 per occurrence, as will protect itself and the OWNER against any liability for injuries occurring upon or in connection with the demised premises. OWNER will provide and maintain public liability insurance for common areas of the building.

                                  ARTICLE XII
                                  -----------
Damage or Destruction
---------------------

     In case the demised premises or any part thereof shall be taken by any public authority or for any public use, or shall be destroyed or substantially damaged by fire or other unavoidable casualty, or by the action of any public authority, or if access to demised premises is substantially interfered with as a result thereof, then this Indenture may be terminated at the election of either the OWNER or the TENANT, or if neither shall so elect within a reasonable time, then a just proportion of the rent, according to the nature and extent of the damage sustained by the demised premises, shall be suspended or abated until the demised premises, or what may remain thereof, shall be put by the OWNER in proper condition for use, which the OWNER agrees to do with reasonable promptness. It is further agreed that each party shall be entitled to receive out of any award payment of the amount for damages sustained by it.

                                 ARTICLE XIII
                                 ------------
Conduct of Business
-------------------

     TENANT will at all times during the term hereof conform to all laws and ordinances relative to its use of the demised premises and will obtain all permits and licenses necessary in connection with such use.

                                  ARTICLE XIV
                                  -----------
Access of Owner
---------------

     OWNER shall have reasonable access to the demised premises during business hours of the TENANT for the purposes of examining or exhibiting the same, or to make any repairs which the TENANT has failed to make in accordance with the terms hereof, but the making of any such repairs or the exhibiting or examination of the premises shall not unreasonably interfere with the TENANT's use of the premises nor the conducting of the TENANT's business thereon.
                                  ARTICLE XV
                                  ----------
Default, Violation and Bankruptcy
---------------------------------

     TENANT agrees that if it shall fail to pay the rent or any part thereof within thirty (30) days after the same shall become due or shall violate or omit (within thirty (30) days after notice of such default or breach shall have been given, or , if a different notice period shall have been agreed upon in other provisions hereof, then, as to such other provisions, the notice period therein stated shall control) to perform any of the agreements or covenants hereof on the part of TENANT to be performed, or if TENANT shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors or make a compromise agreement with its creditors, or if a petition under the National Bankruptcy Act as then in force shall be filed by or against TENANT and be approved by the Court, or if a receiver or trustee of the TENANT's property shall be appointed and such receiver or trustee of the TENANT's property shall be appointed and such receiver or trustee shall not be discharged within forty-five (45) days after such appointment, then and in any of such events, except as hereinafter provided, OWNER may elect either (a) to re-enter the demised premises by summary proceedings or otherwise and, thereupon, may expel all persons and remove all property therefrom, either peaceably or by force without becoming liable to prosecution therefore, and relet the premises as agent of the TENANT, making reasonable efforts therefor, and receive the rent therefrom, applying the same first to the payment of the reasonable expenses of such re-entry and then to the payment of the rent accruing hereunder, the balance, if any, to be paid by TENANT, but whether or not the demised premises be relet, TENANT shall remain liable for the equivalent of the amount of all rent reserved herein, less avails or reletting, if any, and such amount shall be due and payable to OWNER as damages or rent, as the case may be, on the successive rent days hereinabove provided, and OWNER may recover such amount periodically on said successive days, or (b) to declare this Indenture terminated and to resume possession of the demised premises wholly discharged from this Indenture. Such election shall be made, by written notice to the TENANT, at any time on or before the doing of any act or the commencement of any proceeding to recover possession of the demised premises by reason of the default or breach then existing and shall be final as to that default or breach. If OWNER shall elect to declare this Indenture terminated as aforesaid, thereupon, all rights and obligations whatsoever of TENANT and of its successors and sublessees under this Indenture, so far as the same may relate to the unexpired portion of the term of this Indenture, shall cease and determine and, within ten (10) days after receipt by TENANT of notice of election by OWNER to terminate this Indenture as aforesaid, TENANT shall, by an instrument in writing in form for record, cancel this Indenture and the unexpired portion of the term hereof and surrender and deliver up to the OWNER the entire demised premises, together with all improvements and additions (excepting the TENANT's own fixtures, equipment and other property as hereinbefore provided), and, upon any default by TENANT in so doing, OWNER shall have the right, forthwith, to re-enter the demised premises, either by summary proceedings or otherwise and to expel all persons and to remove all property therefrom, either peaceably or by force without becoming liable to any prosecution therefore, and to repossess the demised premises and to again have and enjoy the same, together with all improvements and additions except that TENANT's fixtures, equipment and other property as aforesaid, as fully and completely as if this Indenture had never been made.

     It is agreed that, after default or breach as aforesaid, no demand for rent and no re-entry for condition broken, as at common law, shall be necessary to enable OWNER to recover possession pursuant to any statute relating to summary proceedings, but all right to any such demand or any such re-entry is hereby expressly waived by TENANT and that, except as hereinabove otherwise provided, such re-entry of judgment shall not bar the recovery of future rent or of damages for future breach of covenant nor shall the receipt of rent after condition broken, except as aforesaid, be deemed a waiver of forfeiture or of OWNER's right to terminate the term created by this Indenture. In the event of the termination of this Indenture and re-entry by OWNER as aforesaid, TENANT waives any and all right to redeem the premises whether given by any statute now in effect or hereafter enacted or by any rule of common law; provided, however, that this paragraph shall be applicable only to the defaults, violations and breaches more or less specifically set forth in ARTICLE XV, but shall not be applicable to the violations or defaults or breaches which are incorporated by reference in this Article XV.

                                  ARTICLE XVI
                                  -----------
Performance
-----------

     The failure of either party to this Indenture to insist upon strict performance of any of the covenants or conditions of this Indenture or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

                                 ARTICLE XVII
                                 ------------
Restrictive Covenants
---------------------

     TENANT agrees that it will not conduct nor will it permit any sublessees to conduct any business other than the manufacture of footwear or components thereof and necessary storage and shipment relating thereto, except as specifically authorized in writing by the OWNER. The OWNER agrees that it will not unreasonably withhold such authorization. Without limiting the generality of the foregoing, the selling of any foods or soft drinks in or about the demised premises is specifically prohibited except to the extent which may from time to time be authorized in writing; provided that the TENANT is hereby authorized to maintain or provide for distribution of food and soft drinks through the use of vending machines and/or food distribution arts if and for so long as there shall be no other tenant of the OWNER authorized to make such distribution and willing and able to provide services of the type and amount required by TENANT and its employees. OWNER will not permit extra hazardous operations to be conducted within said building.

                                 ARTICLE XVIII
                                 -------------
Notices
-------

     All notices required under this Indenture shall be deemed to be promptly served if sent by certified or registered mail to the last address previously furnished by the parties hereto. Until hereafter changed by the parties by notice in writing, notices shall be sent to the OWNER at P.O. Box 998, Lewiston, Maine, and to the TENANT at P.O. Box 1286, Lewiston, Maine 04243-1286. Date of service of such notice shall be the date such notices are deposited in the post offices of the United States Post Office Department.

                                  ARTICLE XIX
                                  -----------
Parking
-------

     The OWNER will make available for the TENANT's use twenty (20) parking spaces for cars of the TENANT's employees or visitors which shall be available at no charge. In addition, the OWNER proposes to make available parking for employees of this TENANT and other tenants of the OWNER at a weekly rental now set at Three Dollars ($3.00) per space, but subject to change by the OWNER. Such parking shall be available when practicable generally near the TENANT's main entrance but only to the extent to which the OWNER develops the land surrounding the buildings or adjacent thereto and the OWNER shall be under no obligation to develop any particular amount or any specific area for such parking. Such parking, when and as available, shall be rented on a "first common, first served", basis, except that spaces vacated by employees of the TENANT shall first be offered by the OWNER to the TENANT for the use of other employees of the TENANT.

                                  ARTICLE XX
                                  ----------

Miscellaneous
-------------

     1)  Heat.  The OWNER agrees to provide heat during the necessary seasons of
         ----
     the year to maintain the demised premises (except the landing dock and storage area) at approximately 65 degrees Fahrenheit.

     2)  Water.  The OWNER agrees to keep the sprinkler system in operating
         -----
     condition at its own expense. The TENANT is granted permission to connect its own hot and cold water systems to the existing water mains.

     3.  Access.  The OWNER agrees that it will not erect any properties or in
         ------
     any way interfere with the TENANT's right of access to the demised premises, and that it will maintain the outside of the building and keep snow plowed from all parking spaces, hereby demised or leased at any time to TENANT's employees, as well as all access driveways and approaches to the building.

     4.  Sign.  The OWNER agrees to permit the TENANT to erect four (4) signs on
         ----
     the outside walls of the demised portion of the building indicating the TENANT's occupancy.

     5.  Installation of Equipment.  The OWNER grants to the TENANT permission
         -------------------------
     to install equipment such as is usually used in shoe factories, including but not limited to spray booths, wetting tanks, dust collectors, etc., including vents through walls and drains through floors. All work done under the provisions of this paragraph shall be in compliance with the applicable building codes, with notice to the OWNER, and so as to create no injury to the OWNER or other persons using the building. Any opening through floors or walls made subsequent to April 11, 1994, shall be suitably repaired and closed at the termination of the term created by this Indenture unless otherwise authorized.

     6. All real and personal property insurance which is carried by either party with respect to the demised premises shall include provisions which either designate the other party as one of the insured to deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in Maine, even though extra premium may result therefrom. Each party hereby waives all rights of recovery against the other for loss or injury against which and to the extent that, the waiving party is protected by insurance containing such provision.

                                  ARTICLE XXI
                                  -----------
Delivery of Premiums
--------------------

     1.   Water Metering and Sewerage.  The OWNER may at any time or times
          ---------------------------
          provide a separate meter for the water used in TENANT's manufacturing process and charge the TENANT for water so used at the average rate paid by the OWNER.

     2. The OWNER hereby grants to the TENANT one option of extension of this lease for a five year term on the same terms and conditions except as to rental, which may be increased by mutual agreement, but in no event shall such increase exceed ten cents (10c) per square foot per year.

     3. The TENANT may at any time or from time to time introduce such additional interior and/or exterior pipes, mains, wires, conduits, ducts, compressed air lines, and other utilities, including connections with adjacent premises, as may be necessary for the conduct of TENANT's business; provided that permission of affected tenants must be obtained for any passage through premises demised to others.

     4. The TENANT shall reimburse the OWNER for its proportioned share of any fees or charges payable by the OWNER for water and sewer charges.

     5. Waste removal to be charged based on City of Lewiston dump charges and trucking charges by OWNER.

                                  ARTICLE XXII
                                  ------------
Construction of Lease
---------------------

     The covenants and conditions herein contained shall apply to and bind the successors and assigns of each of the parties hereto. No captions or titles on this Indenture shall be considered in the interpretation of any of the provisions hereof. This lease shall replace and supersede all prior leases and amendments thereto between the parties hereto or their affiliates pertaining to any or all of the premises hereby demised, said prior lease and amendments being hereby terminated as of the commencement of the term created by this Indenture.

     IN WITNESS WHEREOF, the OWNER and the TENANT have executed these presents, in duplicate, the day and year first above written.

SIGNED, SEALED AND DELIVERED
     IN PRESENCE OF                      ROY CONTINENTAL MILL
                                                   Owner

/s/ Therese Cyr                       By: /s/ Robert A. Roy
----------------------------             ---------------------------
      Witness                                Robert A. Roy

                                             FALCON SHOE MFG., CO.


/s/ Therese Cyr                       By: /s/ Theodore C. Johanson
----------------------------              --------------------------
      Witness                               President